Joint Filer Information

Name:       Dafna Kaplan

Address:    Ch. des Moulins 53
            1936 Verbier
            Switzerland

Designated Filer:               Thomas Scott Kaplan

Issuer and Ticker Symbol:       TREND MINING COMPANY (OTC BB: "TRDM")

Statement for Issuer's Fiscal Year Ended:       September 30, 2003


Signature:      /s/ Dafna Kaplan
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